SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

REX STORES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

2875 Needmore Road, Dayton, Ohio		45414
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On February 19, 2009, the employment agreement between Rex Radio and Television, Inc., a wholly-owned subsidiary of REX Stores Corporation (“Rex”), and David L. Bearden, President and Chief Operating Officer of Rex, was amended. The amendment provides that (i) Mr. Bearden will be entitled to a one-time cash bonus of $1 million upon completion of the transition of operational control of retail stores to Appliance Direct, Inc. under the Agreement dated January 29, 2009 as determined by the Chief Executive Officer of Rex in his sole discretion, (ii) the transition bonus replaces any annual cash bonus for fiscal year ended January 31, 2009 and beyond and the Change of Ownership Award provided for in Mr. Bearden’s employment agreement and (iii) upon a termination of employment without cause, Mr. Bearden will no longer be entitled to one year of base salary.

     The foregoing description is qualified by reference to the full text of the amendment which is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

     The following is filed as part of this report:

     (d) Exhibits

10 (a)	Amendment No. 3 to Employment Agreement dated February 19, 2009 between
Rex Radio and Television, Inc. and David L. Bearden.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX STORES CORPORATION

Date: February 20, 2009	By:	/s/ DOUGLAS L. BRUGGEMAN
		Name:	Douglas L. Bruggeman
		Title:	Vice President-Finance,
Chief Financial Officer and
Treasurer